EXHIBIT J-2

                                                              Columbia Energy Group
                                                              As of June 30, 2000

PUBLIC UTILITIES                                  TOTAL           TOTAL            GAS        ELECTRIC       TOTAL
                                                  ASSETS        REVENUES*       CUSTOMERS     CUSTOMERS    CUSTOMERS
                                                  ($000)         ($000)
Columbia Energy Group                         $  6,791,800    $  1,467,359      2,112,446         -        2,112,446

     Columbia Gas of Kentucky (CKY)           $    213,603    $     85,821        142,904         -          142,904

     Columbia Gas of Maryland, Inc (CMD)      $     77,992    $     26,720         32,083         -           32,083

     Columbia Gas of Ohio, Inc (COH)          $  1,285,806    $    602,482      1,357,790         -        1,357,790

     Columbia Gas of Pennsylvania, Inc (CPA)  $    655,899    $    215,376        391,813         -          391,813

     Columbia Gas of Virginia, Inc (CGV)      $    406,917    $    104,559        187,856         -          187,856

NON UTILITY COMPANIES

     Columbia Gas Transmission Corp. (TCO)    $  2,484,118    $    361,754           -            -             -

     Columbia Gulf Transmission Co. (CGT)     $    306,543    $     71,326           -            -             -

     Others                                   $  1,360,922    $       (679)          -            -

*Six months ended June 30, 2000

                                                                       NiSource Inc
                                                                       As of June 30, 2000

PUBLIC UTILITIES                                          TOTAL            TOTAL          GAS      ELECTRIC       TOTAL
                                                          ASSETS         REVENUES*     CUSTOMERS   CUSTOMERS    CUSTOMERS
                                                          ($000)          ($000)
NiSource Inc                                           $  7,193,675    $  1,990,520    1,065,563      426,092    1,491,655

     Northern Indiana Public Service Company (NIPSCO)  $  3,654,624    $    909,940      677,888      426,092    1,103,980

     Bay State Gas Company (BSG)                       $  1,309,446    $    201,414      269,861                   269,861

     Northern Utilities, Inc (Northern)                $    383,979    $     48,422       47,655                    47,655

     Kokomo Gas and Fuel Company (Kokmo Gas)           $     55,158    $     22,837       34,393         -          34,393

     Northern Indiana Fuel and Light Company (NIFL)    $     67,715    $     24,088       35,766         -          35,766

NON UTILITY COMPANIES

     Others                                            $  1,722,753    $    783,819

*Six months ended June 30, 2000

                                                            Columbia Energy Group/NiSource Inc Utilities
                                                                   As of June 30, 2000

PUBLIC UTILITIES                                           TOTAL       TOTAL                                  TOTAL
                                                          ASSETS      REVENUES*       GAS       ELECTRIC    CUSTOMERS
                                                          ($000)       ($000)      CUSTOMERS   CUSTOMERS
KENTUCKY
     Columbia Gas of Kentucky (CKY)                    $   213,603   $    85,821      142,904         -        142,904

MARYLAND

     Columbia Gas of Maryland, Inc (CMD)               $    77,992   $    26,720       32,083         -         32,083

OHIO

     Columbia Gas of Ohio, Inc (COH)                   $ 1,285,806   $   602,482    1,357,790         -      1,357,790

PENNSYLVANIA

     Columbia Gas of Pennsylvania, Inc (CPA)           $   655,899   $   215,376      391,813         -        391,813

VIRGINIA

     Columbia Gas of Virginia, Inc (CGV)               $   406,917   $   104,559      187,856         -        187,856

----------------------------------------------------------------------------------------------------------------------
TOTAL COLUMBIA ENERGY GROUP                            $ 2,640,217   $ 1,034,958    2,112,446         -      2,112,446
----------------------------------------------------------------------------------------------------------------------

INDIANA

     Northern Indiana Public Service Company (NIPSCO)  $ 3,654,624   $   909,940      677,888      426,092   1,103,980

     Kokomo Gas and Fuel Company (Kokmo Gas)           $    55,158   $    22,837       34,393         -         34,393

     Northern Indiana Fuel and Light Company (NIFL)    $    67,715   $    24,088       35,766         -         35,766

                                        Total Indiana  $ 3,777,497   $   956,865      748,047      426,092   1,174,139

MASSACHUSETTS

     Bay State Gas Company (BSG                        $ 1,309,446   $   201,414      269,861         -        269,861

MAINE/NEW HAMPSHIRE

     Northern Utilities, Inc (Northern)                $   383,979   $    48,422       47,655         -         47,655

----------------------------------------------------------------------------------------------------------------------
TOTAL - NISOURCE INC                                   $ 5,470,922   $ 1,206,701    1,065,563      426,092   1,491,655
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
COMBINATION COLUMBIA/NISOURCE                          $ 8,111,139   $ 2,241,659    3,178,009      426,092   3,604,101
----------------------------------------------------------------------------------------------------------------------

*Six months ended June 30, 2000